Exhibit 1.1

NEW PLAN EXCEL REALTY TRUST, INC.
(a Maryland corporation)

Medium-Term Notes
Due Nine Months or More from Date of Issue

DISTRIBUTION AGREEMENT

January 19, 2005

BANC OF AMERICA SECURITIES LLC
Hearst Tower

214 North Tryon Street

Charlotte, NC 28255

BNY CAPITAL MARKETS, INC.

One Wall Street, 18th Floor

New York, NY 10286

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street, 32nd Floor

New York, NY  10013

J.P. MORGAN SECURITIES INC.

270 Park Avenue

New York, NY 10017

Ladies and Gentlemen:

New Plan Excel Realty Trust, Inc., a Maryland corporation (the “Company”), confirms its agreement with Banc of America Securities LLC, BNY Capital Markets, Inc., Citigroup Global Markets Inc. and J. P. Morgan Securities Inc.  (each, an “Agent”, and collectively, the “Agents”) with respect to the issue and sale by the Company of up to U.S. $400,000,000 aggregate initial offering price of a series of its debt securities entitled “Medium-Term Notes Due Nine Months or More from Date of Issue” (the “Notes”) to or through the Agents.  The Notes are to be issued pursuant to an Indenture, dated as of January 30, 2004, as amended, supplemented or modified from time to time (the “Indenture”), between the Company and U.S. Bank Trust National Association, as trustee (the “Trustee”).

This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers, or directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case such Agent will act as an agent of the Company in soliciting purchases of Notes.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-105733) covering the registration of securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, on the one hand, and such prospectus and any prospectus supplement and pricing supplement relating to the Notes, on the other hand, in each case including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1933 Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Company in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations, then, unless otherwise specified herein, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. All references in this Agreement to financial statements and schedules and other information which are “contained”, “included”, “described”, “disclosed”, “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

It is understood that the Company may from time to time authorize the issuance of and may register additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

SECTION 1.             Appointment as Agent.

(a)          Appointment.  Subject to (i) the terms and conditions stated herein and (ii) the reservation by the Company of the right to sell Notes to any broker or dealer (as principal) other than an Agent or directly on its own behalf, upon such terms and conditions as the Company may determine from time to time, the Company hereby agrees that Notes will be sold to or through the Agents and will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes. Notwithstanding anything to the contrary contained herein, the Company may solicit or accept offers to purchase Notes through any broker or dealer (as agent) other than an Agent, provided that (i) such broker or dealer is engaged on the same terms and conditions

(including the same commission schedule) as those contained in this Agreement and (ii) the Company shall notify the Agents promptly following the acceptance of such offer.

(b)         Sale of Notes.  The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

(c)          Purchases as Principal.  The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

(d)         Solicitations as Agent.  If agreed upon by an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

(e)          Reliance.  The Company and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.             Representations and Warranties of the Company.

(a)          The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to the Agent as principal being hereafter referred to as a “Settlement Date”), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus

(each of the times referenced above being referred to herein as a “Representation Date”), as follows:

(i)                       Due Establishment and Qualification.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to hold mortgages, to own and lease real property and to conduct its business as described in the Prospectus; and the Company is duly qualified and is in good standing in each jurisdiction in which its ownership of property or its conduct of business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(ii)                    Subsidiaries.  Each subsidiary of the Company which is a significant subsidiary (each, a “Significant Subsidiary”), as defined in Rule 405 of Regulation C of the 1933 Act Regulations, has been duly organized and is validly existing as a partnership, corporation, limited liability company or trust in good standing under the laws of its jurisdiction of organization, has all power and authority to hold mortgages, to own and lease and operate property and conduct its business as described in the Prospectus and is duly qualified or registered as a foreign partnership, corporation, limited liability company or trust to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding equity interests of each Significant Subsidiary have been duly authorized and validly issued and, in the case of corporations, are fully paid and non-assessable and the interests owned by the Company as disclosed in the Prospectus, are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in the organizational documents of such Significant Subsidiary or in respect of indebtedness of the Company or any of its subsidiaries which are referred to in the Prospectus.

(iii)                 Registration Statement and Prospectus.  The Registration Statement, at the time the Registration Statement became effective, complied, and the Registration Statement and the Prospectus, as of each Representation Date, will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder; the Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus.

(iv)                Incorporated Documents.  The documents incorporated or deemed incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or Annual Report on Form 10-K is filed by the Company with the Commission and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(v)                   Accountants.  The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Regulations.

(vi)                Financial Statements.  The financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as any financial statements, schedules and notes of any other entity or property included therein, present fairly in all material respects the financial position of the Company and its subsidiaries or such other entity or property, as the case may be, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries or such other entity or property, as the case may be, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein; the selected financial data and the summary financial information, if any, included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; the statistical data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived; and any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(vii)             Authorization of the Notes.  The Notes have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture and delivered against payment of the consideration therefor, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; the Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(viii)          Authorization of the Indenture.  The Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.

(ix)                  Description of the Notes and the Indenture.  The terms of the Notes will conform and the Indenture conforms in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(x)                     Authorization of Agreement.  The Company has the requisite power and authority under its articles of incorporation (the “Charter”) and by-laws to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

(xi)                  Material Changes, Material Transactions or Distributions.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions or acquisitions entered into by the Company or any of its subsidiaries other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on the Company’s common stock, par value $.01 per share (the “Common Stock”), Common Stock issued pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan, or dividends declared, paid or made in accordance with the terms of any series of preferred stock of the Company (the “Preferred Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Common Stock or Preferred Stock.

(xii)               No Defaults.  The Company is not in violation of its Charter or its by-laws, and no Significant Subsidiary of the Company is in violation of its charter or by-laws (or similar governing documents), and neither the Company nor any Significant Subsidiary of the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease (other than as disclosed in the Prospectus) or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject where the violation or default would reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and the compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary action of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Charter or the by-laws of the Company or the charter or by-laws (or similar governing documents) of any Significant Subsidiary of the Company or any law, administrative regulation or administrative or court order or decree applicable to the Company or any Significant Subsidiary.

(xiii)            Regulatory Approvals.  No authorization, approval or consent of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or the Indenture or in connection with the issuance and sale of the Notes hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities laws (“Blue Sky”).

(xiv)           Legal Proceedings.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company (for purposes of this Agreement, such knowledge shall mean the actual knowledge of either an executive officer or director of the Company) threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein) or which would reasonably be expected to result in any Material Adverse Effect or which would reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise or which might adversely affect the consummation of this Agreement or the issuance of the Notes or any transaction contemplated hereby or by the Indenture; and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not reasonably expected to result in a Material Adverse Effect.

(xv)                            Contracts.  There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed.

(xvi)                         Possession of Licenses and Permits.  The Company and its subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Effect.

(xvii)                      Title to Property.  Each of the Company and its subsidiaries has good and indefeasible title in fee simple to all real property and interests in real property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially and adversely affect the conduct of the business, operations, financial condition or earnings of the Company and its subsidiaries considered as one enterprise; and, except as otherwise described in the Prospectus or as such do not materially and adversely affect the conduct of the business, operations, financial condition or earnings of the Company and its subsidiaries considered as one enterprise, any real property and buildings held under lease by the Company or any of its subsidiaries or leased by the Company or any of its subsidiaries to a third party are held or leased by the Company or any of its subsidiaries, as the case may be, under valid, binding and enforceable leases conforming to the description thereof set forth in the Prospectus (to the extent described therein), enforceable against the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.

(xviii)                   Environmental Laws.  Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has knowledge of (A) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by the Company or any of its subsidiaries, as applicable, or (B) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on, or operation and use of, such properties which presence or occurrence would, in either case, have a Material Adverse Effect; and in connection with the construction on, or operation and use of, the properties owned by the Company or any of its subsidiaries, the Company represents that it has no knowledge of any failure to comply with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials which failure would have a Material Adverse Effect.

(xix)                           Possession of Intellectual Property.  The Company and its respective subsidiaries own or possess, or can acquire on reasonable terms, the trademarks, service marks, trade names, or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of such entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx)                              Internal Revenue Code.  The Company qualifies as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and will use its best efforts to continue to be so qualified for the taxable year in which sales of the Notes are to occur.

(xxi)                           Related-Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required; and there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

(xxii)                        Internal Controls.  The Company and its consolidated subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) acquisition, disposition or other use of assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiii)                     Tax Compliance.  Each of the Company and its subsidiaries has filed all federal, state and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, (A) in any case in which such tax, assessment, fine or penalty that is being contested in good faith, or for which an extension has been granted, (B) in any case in which such tax, assessment, fine or penalty is included in reserves in the financial statements of the Company included in the Registration Statement and the Prospectus and (C) in any case in which the failure to so file or pay would not have a Material Adverse Effect.

(xxiv)                    Investment Company Act.  The Company is not required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv)                       No Price Manipulation.  Neither the Company nor any of its subsidiaries, or any of their directors, officers or controlling persons, has taken or will take, directly or indirectly, any action designed to cause or result under the 1934 Act, or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(xxvi)                    Commodity Exchange Act.  The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act.

(b)         Additional Certifications.  Any certificate signed by any officer of the Company, on behalf of the Company, and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.             Purchases as Principal; Solicitations as Agent.

(a)          Purchases as Principal.  Unless otherwise agreed by an Agent and the Company, Notes shall be purchased by one or more Agents as principal in accordance with terms agreed upon by such Agent or Agents and the Company (which terms shall be agreed upon orally (with written confirmation prepared promptly by such Agent or Agents and mailed promptly to the Company) and, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto). An Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Unless the context otherwise requires, references herein to “this Agreement” shall include the applicable agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, such Agent or Agents shall specify the requirements for the officers’ certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof. In addition, such Agent or Agents shall promptly notify the Company when the related Notes are no longer held as principal pursuant hereto.

(b)         Solicitations as Agent.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

(c)          Administrative Procedures.  The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a “Pricing Supplement”) to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures (the “Procedures”) with respect to the sale of Notes shall be agreed upon from time to time by the Company, the Agents and the Trustee. The current Procedures are attached hereto as Exhibit B. The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.             Covenants of the Company.

The Company covenants with each of the Agents as follows:

(a)          Notice of Certain Events.  The Company will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any amendment or supplement to the Prospectus (it being understood that only the applicable Agent(s) will receive notice and a copy of the related Pricing Supplement), (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the Notes, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation or threatening of any proceedings for any of such purposes and (vi) any change in the rating assigned by Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) to any debt securities of the Company or the public announcement by S&P or Moody’s that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)         Notice of Certain Proposed Filings.  The Company will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), whether pursuant to the 1934 Act or the 1933 Act or otherwise. In the event of such additional registration statement, amendment or supplement, the Company will furnish to the Agents copies thereof in a reasonable amount of time prior to such proposed filing or use thereof, as the case may be, and will not file any such additional registration statement, amendment or supplement in a form to which the Agents or counsel for the Agents shall reasonably object; provided, however, that the foregoing requirement shall not apply to (i) any of the Company’s periodic filings with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and (ii) any Pricing Supplement with respect to the Notes filed pursuant to Rule 424 under the 1933 Act; and provided, further, that, in lieu of the foregoing, in the event that the conditions of subsection (k) of this Section have been satisfied and the Company has notified the Agents in writing that offerings of Notes are suspended, then the Company shall be required to deliver copies of all such additional registration statements, amendments and supplements at least five business days prior to the date that offerings of Notes may be resumed.

(c)          Copies of the Registration Statement and the Prospectus.  The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and conformed copies of all consents and certificates of experts included or incorporated therein as the Agents reasonably request. The Company will furnish to the Agents, without charge, as many copies of the Prospectus (as amended or supplemented) as the Agents reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.  The copies of the Registration Statement and each amendment thereto and the Prospectus (as amended or supplemented) furnished to the Agents will contain the same text as the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)         Preparation of Pricing Supplements.  The Company will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

(e)          Prospectus Revisions — Material Changes.  Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request.

(f)            Prospectus Revisions — Periodic Financial Information.  Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information in writing to the Agents and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be required by the 1933 Act or the 1933 Act Regulations.

(g)         Prospectus Revisions — Audited Financial Information.  Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information in writing to the Agents and shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent registered public accounting firm with respect thereto, as well as such other information and explanations as shall be required by the 1933 Act or the 1933 Act Regulations.

(h)         Earnings Statements.  The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (which need not be audited) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)             Blue Sky Qualifications.   The Company will use its best efforts, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions, including real estate syndication laws, as the Agents may designate if an exemption from such qualification is not available and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction.  The Company will also supply the Agents with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Agents may request.

(j)             Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with offers and sales of the Notes, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)          Suspension of Certain Obligations.  The Company shall not be required to comply with the provisions of subsections (b), (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

(l)             Code Requirements.  The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code for the taxable year in which sales of the Notes are to occur.

(m)       Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under “Use of Proceeds”.

SECTION 5.             Conditions of Obligations.

The obligations of the Agents to purchase Notes from the Company as principal and to solicit offers to purchase Notes as agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Company contained in Section 2(a) hereof and to the accuracy of the statements of the Company’s directors or executive officers, made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a)          Effectiveness of Registration Statement.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

(b)         Legal Opinions.  On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

(1)          Opinion of Company Counsel.  The favorable opinion of Hogan & Hartson L.L.P., counsel to the Company, to the effect set forth in Exhibit C (the “Legal Opinion”).

(2)          Opinion of Tax Counsel for the Company.  The favorable opinion (the “Tax Opinion”) of Hogan & Hartson L.L.P., tax counsel for the Company, to the effect that:

(i)             The information in the Prospectus under the captions “Certain United States Federal Income Tax Considerations” and “Material Federal Income Tax Considerations”, to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

(ii)          The Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, for its taxable years ended December 31, 1999 through December 31, 2004, and the Company’s current organization and proposed method of operation (as described in a representation letter by the Company and in the Prospectus, including the documents incorporated by reference into and made part of the Prospectus) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2005 and thereafter.

(3)          Opinion of Counsel to the Agents.  The favorable opinion of Sidley Austin Brown & Wood LLP, counsel to the Agents, covering those matters requested by the Agents.

In giving their opinions, the foregoing counsel may rely (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and (B) as to the qualification and good standing of the Company or any of its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance reasonably satisfactory to counsel for the Agents.  In addition, Sidley Austin Brown & Wood LLP may rely, as to all matters governed by the laws of the State of Maryland, upon the opinion of Hogan & Hartson L.L.P.

(c)          Officers’ Certificate.  On the date hereof, the Agents shall have received a certificate of the Chief Executive Officer, President or a Senior or Executive Vice President of the Company and of the chief financial or chief accounting officer of the Company, on behalf of the Company, dated as of the date hereof, evidencing compliance with the provisions of this subsection (c), stating that (i) since the respective dates as of which information is given in the Prospectus or, if such certificate is required pursuant to Section 7(b) hereof, since the date of the agreement, if any, by one or more Agents to purchase Notes from the Company as principal, there has not been any Material Adverse Effect, (ii) the representations and warranties of the Company contained in Section 2(a) hereof are accurate as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate (other than those conditions expressly waived by the Agents) and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer’s knowledge, are contemplated by the Commission.  As used in this Section 5(c), the term “Prospectus” means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the Notes.

(d)         Comfort Letter of PricewaterhouseCoopers LLP  On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof, in form and substance satisfactory to the Agents, to the effect that:

(i)             They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

(ii)          It is their opinion that the consolidated financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and Prospectus and covered by their opinions therein comply as to    form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

(iii)       They have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, if any, a reading of the minute books of the Company and its subsidiaries, conducted inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that (A) the unaudited interim consolidated financial statements and financial statement schedules, if any, of the Company included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder or that any material modification should be made to the unaudited condensed interim financial statements included in or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles, (B) the unaudited pro forma condensed financial statements included in or incorporated by reference in the Company’s Registration Statement, if any, do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the 1933 Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements or (C) at a specified date not more than three business days prior to the date of this Agreement, there has been any change in the capital stock of the Company or increase in the consolidated long term debt of the Company or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations of the Company included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in consolidated net income or consolidated net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur.

(iv)      In addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

(e)          Other Documents.  On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof, the termination provisions set forth in Section 12 hereof, the provisions relating to governing law and forum set forth in Section 14, the provisions relating to parties set forth in Section 15 hereof shall survive such termination and remain in full force and effect.

SECTION 6.             Delivery of and Payment for Notes Sold through an Agent.

Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds (without interest) to such Agent.

SECTION 7.             Additional Covenants of the Company.

The Company covenants and agrees with the Agents that:

(a)          Reaffirmation of Representations and Warranties.  Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

(b)         Subsequent Delivery of Certificates.  Each time that there is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only at such time as may be reasonably requested by the Agent(s), the Company shall furnish or cause to be furnished to the Agent(s) forthwith a certificate dated the date of filing with the Commission of such document or by the third business day after the date of such request, as the case may be, in form and substance reasonably satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c)          Subsequent Delivery of Legal Opinions.  Each time that there is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only at such time as may be reasonably requested by the Agent(s), the Company shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinions of Hogan & Hartson L.L.P., or other counsel satisfactory to the Agent(s), dated the date of filing with the Commission of such document or by the third business day after the date of such request, as the case may be, in form and substance reasonably satisfactory to the Agent(s), of the same tenor as the opinions referred to in Section 5(b)(1) and 5(b)(2), as the case may be, hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Company has notified the Agents in writing that offerings of Notes are suspended, then the Company shall be required to furnish or cause to be furnished such opinions or such letters, as the case may be, only prior to the date that offerings of Notes may be resumed.  Notwithstanding the foregoing, in the event that the Company sells Notes in a form not previously certified to the Agents by the Company, then the Company shall cause Hogan & Hartson L.L.P. to furnish, prior to such sale, an opinion to the effect that such Notes will be excluded or exempted from the provisions of the Commodity Exchange Act.

(d)         Subsequent Delivery of Comfort Letters.  Each time that there is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only at such time as may be reasonably requested by the Agent(s), the Company shall cause PricewaterhouseCoopers LLP forthwith to furnish to the Agent(s) a letter, dated the date of such filing with the Commission of such document or by the third business day after the date of such request, as the case may be, in form and substance reasonably satisfactory to the Agent(s) of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(d) modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(d) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Company has notified the Agents in writing that offerings of Notes are suspended, then the Company shall be required to furnish or cause to be furnished such letter only prior to the date that offerings of Notes may be resumed. In addition, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include financial statements and any supporting schedules thereto of properties or entities acquired by the Company, the Company shall cause the applicable accountants covering such financial statements and supporting schedules to furnish to the Agents a letter, dated the date of such amendment or supplement with the Commission, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(d) hereof; provided, however, that in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Company has notified the Agents in writing that offerings of Notes are suspended, then the Company shall be required to furnish or cause to be furnished such letter only prior to the date that offerings of Notes may be resumed.

SECTION 8.             Indemnification.

(a)          Indemnification of the Agents.  The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever (including, without limitation, the reasonable fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(b)         Indemnification of the Company, Directors, and Officers.  Each Agent severally agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense of the type described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto)  or the Prospectus (or any amendment or supplement thereto).

(c)          Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by such Agent, and, in the case of parties indemnified pursuant to Section 8(b)

above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)         Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 9.             Contribution.

(a)          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason unavailable or is insufficient to hold harmless a party indemnified thereunder, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the issuance and sale of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agents on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b)         The relative benefits received by the Company on the one hand and the Agents on the other hand in connection with the issuance and sale of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the issuance and sale of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Agent, in each case as set forth on the cover of the applicable Pricing Supplement.

(c)          The relative fault of the Company on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)         The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(e)          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased and sold by it to purchasers exceeds the amount of any damages which such Agent has  otherwise been required to pay by reason of any untrue or alleged untrue statement or omission  or alleged omission in the Prospectus.

(g)         For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs.

SECTION 10.       Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a)          The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

(b)         The preparation, filing and reproduction of this Agreement;

(c)          The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form;

(d)         The fees and disbursements of the accountants and counsel of the Company, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

(e)          The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

(f)            The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

(g)         The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

(h)         The preparation, reproduction and delivery to the Agents of copies of the Indenture and all amendments, supplements and modifications thereto;

(i)             Any fees charged by nationally recognized statistical rating organizations for the rating of the Notes;

(j)             The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

(k)          The fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.; and

(l)             The cost of providing any CUSIP or other identification numbers for the Notes.

SECTION 11.       Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company and shall survive each delivery of and payment for any of the Notes.

SECTION 12.       Termination.

(a)          Termination of this Agreement.  This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Trust as principal) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of 7 days’ written notice of such termination to the other parties hereto.

(b)         Termination of Agreement to Purchase Notes as Principal.  The applicable Agent or Agents may terminate any agreement by such Agent or Agents to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time at or prior to the Settlement Date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States, any new outbreak of hostilities or any material escalation of existing hostilities, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which is such as to make it, in the Agent’s or Agents’ judgment, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) if trading in any of the Company’s securities has been suspended by the Commission or the New York Stock Exchange (the “NYSE”), or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) if any downgrading or withdrawal shall have occurred with respect to the ratings assigned to the Notes or any of the Company’s other debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or if any such organization shall have publicly announced that it has under surveillance or review, other than for possible positive implications, its rating of the Notes or any of the Company’s other debt securities, (v) if a banking moratorium has been declared by either federal, New York or Maryland authorities or (vi) there shall have come to the attention of such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term “Prospectus” means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

(c)          General.  In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned as a result of a sale of a Note by the Company, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.       Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

NEW PLAN EXCEL REALTY TRUST, INC.
420 Lexington Avenue, 7th Floor
New York, New York 10170
Attention: Chief Financial Officer
With a copy to: General Counsel

If to the Agents:

BANC OF AMERICA SECURITIES LLC

40 West 57th Street.

New York, NY 10019
Attention: High Grade Debt Capital Markets Transaction Management
Telephone: 646-313-8798
Fax: 646-313-4778

BNY CAPITAL MARKETS, INC.

One Wall Street, 18th Floor

New York, NY 10286
Attention: Philip Benedict
Telephone: 212-635-1694
Fax: 212-635-8525

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street, 32nd Floor

New York, NY 10013

Attention: Medium Term Note Department

Fax: (212) 816-7912

J.P. MORGAN SECURITIES INC.

270 Park Avenue

New York, NY 10017
Attention: Transaction Execution Group
Telephone: 212-834-5710
Fax: 212-834-6702

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.       Governing Law; Forum

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.       Parties.

This Agreement shall inure to the benefit of and be binding upon the Agents, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.       Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

If the foregoing is in accordance with the Agents’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

Very truly yours,

NEW PLAN EXCEL REALTY TRUST, INC.

By:	/s/ Steven F. Siegel
Name: Steven F. Siegel
Title:	Executive Vice President, General Counsel and Secretary

Confirmed and Accepted, as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang
Name: Lily Chang
Title: Principal

BNY CAPITAL MARKETS, INC.

By:	/s/ Philip Benedict
Name: Philip Benedict
Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Martha Bailey
Name: Martha Bailey
Title: Senior Vice President

J.P. MORGAN SECURITIES INC.

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Vice President

EXHIBIT A

The following terms, if applicable, shall be agreed to by one or more Agents and the Company in connection with each sale of Notes:

Principal Amount: $

Interest Rate or Formula:

                                                If Fixed Rate Note,

                                                                        Interest Rate:

                                                                        Default Rate:

                                                                        Interest Payment Dates:

                                                If Floating Rate Note,

                                                                        Interest Rate Basis(es):

                                                                                                                                                If LIBOR,

                                                                                                                                                                              ☐                  LIBOR Reuters

                                                                                                                                                                                                            Page:

                                                                                                                                                                              ☐                  LIBOR Telerate

                                                                                                                                                                                                            Page:
                                                                                                                                                                                                                              LIBOR Currency

                                                                                                                                                If CMT Rate,

                                                                                                                                                                              CMT Telerate Page:

Index Maturity:

Spread and/or Spread Multiplier, if any:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Reset Dates:

Interest Payment Dates:

Default Rate:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Fixed Rate Commencement Date, if any:

Fixed Interest Rate, if any:

Calculation Agent:

If Redeemable:

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction, if any:

If Repayable:

Optional Repayment Date(s):

Original Issue Date:

Stated Maturity Date:

Authorized Denomination:

Purchase Price:      %, plus accrued interest, if any, from

A-1

Closing Date and Time:

Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

Officers’ Certificate pursuant to Section 7(b) of the Distribution Agreement.

Legal Opinions pursuant to Section 7(c) of the Distribution Agreement.

Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

A-2

EXHIBIT B

NEW PLAN EXCEL REALTY TRUST, INC.

ADMINISTRATIVE PROCEDURES

for Fixed Rate and Floating Rate Medium-Term Notes

(Dated as of January 19, 2005)

Medium-Term Notes Due Nine Months or More From Date of Issue (the “Notes”) are to be offered on a continuous basis by New Plan Excel Realty Trust, Inc., a Maryland corporation (the “Company”), to or through Banc of America Securities LLC, BNY Capital Markets, Inc., Citigroup Global Markets Inc. and J. P. Morgan Securities Inc. (each, an “Agent” and, collectively, the “Agents”) pursuant to a Distribution Agreement, dated January 19, 2005 (the “Distribution Agreement”), by and among the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case each such Agent will act as an agent of the Company in soliciting purchases of Notes.

Unless otherwise agreed by the related Agent or Agents and the Company, Notes will be purchased by the related Agent or Agents as principal.  Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms shall be agreed upon orally, with written confirmation prepared by the related Agent or Agents and mailed to the Company).  If agreed upon by any Agent or Agents and the Company, the Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes.  Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

The Notes will be issued as a series of debt securities under an Indenture, dated as of January 30, 2004, as amended, supplemented or modified from time to time (the “Indenture”), between the Company and U.S. Bank Trust National Association, as trustee (together with any successor in such capacity, the “Trustee”).  The Company has filed a Registration Statement with the Securities and Exchange Commission (the “Commission”) registering, among other securities, debt securities (which includes the Notes) (the “Registration Statement”, which term shall include any additional registration statements filed in connection with the Notes).  The most recent base prospectus deemed part of the Registration Statement, as supplemented with respect to the Notes, is herein referred to as “Prospectus”.  The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the “Pricing Supplement”.

The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a “Global Note”) delivered to the Trustee, as agent for The Depository Company (“DTC”), and recorded in the book-entry system maintained by

DTC, or (b) in certificated form (each, a “Certificated Note”) delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.

General procedures relating to the issuance of all Notes are set forth in Part I hereof.  Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

PART I:                                                     PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/
Authentication:

Each Note will be dated as of the date of its authentication by the Trustee. Each Note shall also bear an original issue date (each, an “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:	Each Note will mature on a date nine months or more from its Original Issue Date (the “Stated Maturity Date”) selected by the investor or other purchaser and agreed to by the Company.

Registration:	Unless otherwise provided in the applicable Pricing Supplement, Notes will be issued only in fully registered form.

Denominations:	Unless otherwise provided in the applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof.

Interest Rate Bases applicable to Floating Rate
Notes:

Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:	The Notes will be subject to redemption by the Company in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement.  If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement.  If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of
Interest:	In case of Fixed Rate Notes, interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

Unless otherwise provided in the applicable Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor.  Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.  Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis.  As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Interest Rate Bases applied.

Interest:	General. Each Note will bear interest in accordance with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the “Maturity Date” with respect to the principal repayable on such date).

If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day.  If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.  If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day.  Unless otherwise provided in the applicable Pricing Supplement, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes for which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below).  “London Business Day” means a day on which commercial banks are open for business (including dealings in the currency specified in the applicable pricing supplement as to which LIBOR will be calculated, or, if not so specified, in United States dollars (the “LIBOR

Currency”)) in London.  “Principal Financial Center” means the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

Regular Record Dates.  Unless otherwise provided in the applicable Pricing Supplement, the “Regular Record Date” for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

Interest Payment Dates.  Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

Unless otherwise provided in the applicable Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually in arrears on the date(s) specified in the applicable Pricing Supplement and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Pricing Supplement.

Acceptance and Rejection of Offers from Solicitation
as Agents:

If agreed upon by any Agent and the Company, then such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes.  Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent.  Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent’s agreement contained in the

Distribution Agreement.  The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not constitute a breach of the Company’s agreement contained in the Distribution Agreement.  Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of
Pricing Supplement:

If any offer to purchase a Note is accepted by the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note.  Information to be included in the Pricing Supplement shall include:

1. the name of the Company;

2. the title of the Notes;

3. the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

4. the name of the Offering Agent (as defined below);

5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

6.                    with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

7.                    with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

8. the Offering Agent’s discount or commission;

9. Net proceeds to the Company;

10.              the Principal Amount, Original Issue Date, Stated Maturity Date, Interest Payment Date(s), Authorized Denomination, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption

Percentage Reduction, if any, Optional Repayment Date(s), if any, Default Rate, if any, and, in the case of Fixed Rate Notes, the Interest Rate, and whether such Fixed Rate Note is an Original Issue Discount Note (and, if so, the Issue Price), and, in the case of Floating Rate Notes, the Interest Category, the Interest Rate Basis or Bases, the Day Count Convention, Index Maturity (if applicable), Initial Interest Rate, if any, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Spread and/or Spread Multiplier, if any, and Calculation Agent; and

11. any other additional provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

The Company shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the “Offering Agent”) and the Trustee at the following applicable address:  if to Banc of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255, Attention: Medium-Term Notes Desk, Telephone: 704-386-9690, Fax: 704-388-9212; BNY Capital Markets, Inc., One Wall Street, 18th Floor, New York, NY 10286, Attention: Philip Benedict, Telephone: 212-635-1694, Fax: 212-635-8525; Citigroup Global Markets Inc., 388 Greenwich Street, 32nd Floor, New York, NY 10013, Attention: Medium Term Note Department, Fax: (212) 816-7912; J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, Attention: Transaction Execution Group, Telephone: 212-834-5710, Fax: 212-834-6702, with a copy to Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention:  Edward F. Petrosky, Esq.; and if to the Trustee, to:  U.S. Bank Trust National Association, 100 Wall Street, New York, NY 10005, Attention:  Corporate Trust Services, Telephone:  (212) 361-6184, Fax: (212) 809-5459.

In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant

Notes or its agent.  Pursuant to Rule 434 (“Rule 434”) of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus.  Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:

The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute “settlement”.  Offers accepted by the Company will be settled in three Business Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under “Settlement Procedure Timetable” with respect to Global Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a “Settlement Date”).  If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable “Settlement Procedures Timetable”, such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing Rates or Other
Variable Terms:

When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only “indications of interest” may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable “Settlement Procedures”.

Suspension of Solicitation; Amendment or
Supplement:

The Company may instruct the Agents to suspend solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses: Banc of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255, Attention: medium-Term Notes Desk, Telephone: 704-386-9690, Fax: 704-388-9212; BNY Capital Markets, Inc., One Wall Street, 18th Floor, New York, NY 10286, Attention: Philip Benedict, Telephone: 212-635-1694, Fax: 212-635-8525; Citigroup Global Markets Inc., 388 Greenwich Street, 32nd Floor, New York, NY 10013, Attention: Medium Term Note Department, Fax: (212) 816-7912; J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, Attention: Transaction Execution Group, Telephone: 212-834-5710, Fax: 212-834-6702, with a copy to Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Edward F. Petrosky, Esq.; and if to the Trustee, to: U.S. Bank Trust National Association, 100 Wall Street, New York, NY 10005, Attention: Corporate Trust Services, Telephone: (212) 361-6184, Fax: (212) 809-5459.

In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Offering Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus and applicable
Pricing Supplement:

A copy of the most recent Prospectus and the applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
Signatures:

The Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated
by Reference:	The Company shall supply the Agents with an adequate supply of all documents incorporated by reference in the Registration Statement and the Prospectus.

PART II:                                                 PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, and a Certificate Agreement, between the Trustee and DTC, as amended (the “Certificate Agreement”), and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:

All Fixed Rate Notes issued in book-entry form having the same Original Issue Date, Interest Rate, Default Rate, Interest Payment Dates, redemption and/or repayment terms, if any, and Stated Maturity Date (collectively, the “Fixed Rate Terms”) will be represented initially by a single Global Note; and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, Interest Category, formula for the calculation of interest (including the Interest Rate Basis or Bases, which may be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula, and Spread and/or Spread Multiplier, if any), Day Count Convention, Initial Interest Rate, Default Rate, Index Maturity (if applicable), Minimum Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment Dates, Initial Interest Reset Date, Interest Reset Dates and Stated Maturity Date (collectively, the “Floating Rate Terms”) will be represented initially by a single Global Note.

For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

Owners of beneficial interests in Global Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

Identification:

The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (the “CUSIP Service Bureau”) for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Global Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Notes issued in book-entry form in excess of $500,000,000 aggregate principal amount and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:

Unless otherwise specified by DTC, each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of beneficial ownership interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:

The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Global Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.  Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one replacement Note will be authenticated and issued to represent each $500,000,000 in aggregate principal amount of the exchanged Global Notes and an additional Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:

Unless otherwise provided in the applicable Pricing Supplement, Notes issued in book-entry form will be issued in denominations of $1,000 and integral multiples thereof. Global Notes will not be denominated in excess of $500,000,000 aggregate principal amount. If one or more Notes are issued in book-entry form in excess of $500,000,000 aggregate principal amount and would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $500,000,000 in aggregate principal amount of such Notes issued in book-entry form and an additional Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Global Notes representing Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
and Interest:

Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. On such Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Global Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Global Notes (other than on the Maturity Date) which is payable in U.S. dollars, at the times and in the manner set forth below under “Manner of Payment”.

Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. of the interest rates determined as of such Interest Determination Date.

Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under “Manner of Payment”. Promptly after payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any

Interest Payment Date or the Maturity Date, as the case may be, which is payable in U.S. dollars shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Global Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement
Procedures:	Settlement Procedures with regard to each Note in book-entry form sold by an Agent, as agent of the Company, or purchased by an Agent, as principal, will be as follows:

(a)                                  The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following settlement information:

(i)                                     Principal amount and Authorized Denomination.

(ii)                                  Fixed Rate Notes:

(A)           Interest Rate.

(B)             Interest Payment Dates.

(C)             Whether such Note is being issued with Original Issue Discount and, if so, the terms thereof.

(iii)                               Floating Rate Notes:

(A)           Interest Category.

(B)             Interest Rate Basis or Bases.

(C)             Initial Interest Rate.

(D)            Spread and/or Spread Multiplier, if any.

(E)              Initial Interest Reset Date or Interest Reset Dates.

(F)              Interest Payment Dates.

(G)             Index Maturity, if any.

(H)            Maximum and/or Minimum Interest Rates, if any.

(I)                 Day Count Convention.

(J)                Calculation Agent.

(iv)                              Price to public, if any, of such Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

(v)                                 Trade Date.

(vi)                              Settlement Date (Original Issue Date).

(vii)                           Stated Maturity Date.

(viii)                        Redemption provisions, if any.

(ix)                                Repayment provisions, if any.

(x)                                   Default Rate, if any.

(xi)                                Net proceeds to the Company.

(xii)                             The Offering Agent’s discount or commission.

(xiii)                          Whether such Note is being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

(xiv)                         Such other information specified with respect to such Note (whether by Addendum or otherwise).

(b)                                 The Company will assign a CUSIP number to the Global Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent.  The Company will also advise the Offering Agent of the CUSIP number assigned to the Global Note.

(c)                                  The Trustee will communicate to DTC and the Offering Agent through DTC’s Participant Terminal System a pending deposit message specifying the following settlement information:

(i)                                     The information set forth in the Settlement Procedure A.

(ii)                                  Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Offering Agent.

(iii)                               Identification of the Global Note as a Fixed Rate Global Note or Floating Rate Global Note.

(iv)                              Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

(v)                                 CUSIP number of the Global Note representing such Note.

(vi)                              Whether such Global Note represents any other Notes issued or to be issued in book-entry form.

DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

(d)                                 The Trustee will complete and authenticate the Global Note representing such Note.

(e)                                  DTC will credit such Note to the participant account of the Trustee maintained by DTC.

(f)                                    The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent’s discount or underwriting commission, as applicable.  Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

(g)                                 In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent’s participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

(h)                                 Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

(i)                                     Upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure F.

(j)                                     The Trustee will send a copy of the Global Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

(k)                                  If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures
Timetable:

For offers to purchase Notes accepted by the Company, Settlement Procedures A through K set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time

A	11:00 a.m. on the trade date or within one hour following the trade
B	12:00 noon on the trade date or within one hour following the trade

C	No later than the close of business on the trade date
D	9:00 a.m. on Settlement Date
E	10:00 a.m. on Settlement Date
F-G	No later than 2:00 p.m. on Settlement Date
H	4:00 p.m. on Settlement Date
I-K	5:00 p.m. on Settlement Date

Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Note issued in book-entry form pursuant to Settlement Procedure F, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note “canceled”, make appropriate entries in its records and send certification of destruction of such canceled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.

PART III: PROCEDURES FOR CERTIFICATED NOTES
Denominations:	Unless otherwise provided in the applicable Pricing Supplement, the Certificated Notes will be issued in denominations of $1,000 and integral multiples thereof.

Payments of Principal, Premium, if any,
and Interest:

Upon presentment and delivery of the Certificated Note, the Trustee upon receipt of immediately available funds from the Company will pay the principal of, premium, if any, and interest on, each Certificated Note on the Maturity Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the

Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; provided, however, that Holders of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date.

The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement
Procedures:	Settlement Procedures with regard to each Certificated Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

(l)                                     The Offering Agent will advise the Company by telephone of the following Settlement information with regard to each Certificated Note:

(i)                                     Exact name in which the Certificated Note(s) is to be registered (the “Registered Owner”).

(ii)                                  Exact address or addresses of the Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

(iii)                               Taxpayer identification number of the Registered Owner.

(iv)                              Principal amount and Authorized Denomination.

(v)                                 Fixed Rate Notes:

(A)           Interest Rate.

(B)             Interest Payment Dates.

(C)             Whether such Note is being issued with Original Issue Discount and, if so, the terms thereof.

(vi)                              Floating Rate Notes:

(A)           Interest Category.

(B)             Interest Rate Basis or Bases.

(C)             Initial Interest Rate.

(D)            Spread and/or Spread Multiplier, if any.

(E)              Initial Interest Reset Date and Interest Reset Dates.

(F)              Interest Payment Dates.

(G)             Index Maturity, if any.

(H)            Maximum and/or Minimum Interest Rates, if any.

(I)                 Day Count Convention.

(J)                Calculation Agent.

(vii)                           Price to public of such Certificated Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

(viii)                        Trade Date.

(ix)                                Settlement Date (Original Issue Date).

(x)                                   Stated Maturity Date.

(xi)                                Redemption provisions, if any.

(xii)                             Repayment provisions, if any.

(xiii)                          Default Rate, if any.

(xiv)                         Net proceeds to the Company.

(xv)                            The Offering Agent’s discount or commission.

(xvi)                         Whether such Note is being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

(xvii)                      Such other information specified with respect to such Note (whether by Addendum or otherwise).

(m)                               After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone.  The Company will cause the Trustee to issue, authenticate and deliver the Certificated Note.

(n)                                 The Trustee will complete the Certificated Note in the form approved by the Company and the Offering Agent, and will make three copies thereof (herein called “Stub 1”, “Stub 2” and “Stub 3”):

(i)                                     Certificated Note with the Offering Agent’s confirmation, if traded on a principal basis, or the Offering Agent’s customer confirmation, if traded on an agency basis.

(ii)                                  Stub 1 for Trustee.

(iii)                               Stub 2 for Offering Agent.

(iv)                              Stub 3 for the Company.

(o)                                 With respect to each trade, the Trustee will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address:  Banc of America Securities LLC, 40 West 57th Street, New York, NY 10019, Attention: High Grade Debt Capital Markets Transaction Management, Telephone: 646-313-8798, Fax: 646-313-4778; BNY Capital Markets, Inc., One Wall Street, 18th Floor, New York, NY 10286, Attention: Philip Benedict, Telephone: 212-635-1694, Fax: 212-635-8525; Citigroup Global Markets Inc., 388 Greenwich Street, 32nd Floor, New York, NY 10013, Attention: Medium Term Note Department, Fax: (212) 816-7912; J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, Attention: Transaction Execution Group, Telephone: 212-834-5710, Fax: 212-834-6702; and The Trustee will keep Stub 1.  The Offering Agent will acknowledge receipt of the Certificated Note through a broker’s receipt and will keep Stub 2.  Delivery of the Certificated Note will be made only against such acknowledgment of receipt.  Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

(p)                                 In the case of a Certificated Note sold through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds.

(q)                                 The Trustee will send Stub 3 to the Company.

Settlement Procedures
Timetable:	For offers to purchase Certificated Notes accepted by the Company, Settlement Procedures A through F set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time

A	11:00 a.m. on the trade date or within one hour following the trade
B	12:00 noon on the trade date or within one hour following the trade
C-D	2:15 p.m. on Settlement Date
E	3:00 p.m. on Settlement Date
F	5:00 p.m. on Settlement Date

Failure to Settle:

In the case of Certificated Notes sold through the Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note to the Trustee.

The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify the Company in writing.

SCHEDULE A

As compensation for the services of the Agents hereunder, the Company agrees to pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES	PERCENT OF PRINCIPAL AMOUNT
From 9 months to less than 1 year	.125%

From 1 year to less than 18 months	.150

From 18 months to less than 2 years	.200

From 2 years to less than 3 years	.250

From 3 years to less than 4 years	.350

From 4 years to less than 5 years	.450

From 5 years to less than 6 years	.500

From 6 years to less than 7 years	.550

From 7 years to less than 10 years	.600

From 10 years to less than 15 years	.625

From 15 years to less than 20 years	.700

From 20 years to 30 years	.750

Greater than 30 years		*

*                                         As agreed to by the Company and the applicable Agent at the time of sale.

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